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                                                                   EXHIBIT 10.15


                          AT&T WIRELESS SERVICES, INC.
                                 ADJUSTMENT PLAN

      SECTION 1. PURPOSE. The purpose of the AT&T Wireless Services, Inc. 2001 Adjustment Plan (the "Plan") is to permit selected Employees and Non-Employee Directors of AT&T Corp. ("AT&T") and its Affiliates and of AT&T Wireless Services, Inc. (the "Company") and its Affiliates to retain and preserve, in connection with the Distribution, the portion represented by AT&T Wireless Group of the value of the equity-based incentive compensation granted to them pursuant to any AT&T Long Term Incentive Plan (as such term is defined in the Employee Benefits Agreement); specifically (i) to grant Options to purchase the Company's Common Stock, as part of and in connection with the adjustment of options granted under any AT&T Long Term Incentive Plan in connection with the Distribution and resulting in two separately exercisable options, one to purchase the Common Stock (an "Adjusted Option") and one to purchase AT&T common stock, par value $1.00 per share, (ii) to grant Options to purchase the Company's Common Stock, as a result of the conversion of certain options to purchase shares of AT&T Wireless Group common stock, par value $1.00 per share (the "Converted Options"); (iii) to grant other Awards pursuant to the adjustment of awards granted under any AT&T Long Term Incentive Plan ("Adjusted Awards") pursuant to terms of the Employee Benefits Agreement; (iv) to grant Options or other Awards after the Distribution to holders of Adjusted Options, Converted Options, or other Awards (or of other options or awards granted in respect thereof in accordance with the Plan) in exchange for new Options or other Awards granted pursuant to Section 4(a) or upon the adjustment of outstanding Options or other Awards pursuant to Section 4(c); and (iv) the administration of the Adjusted Options, Converted Options and other Awards granted pursuant to the Employee Benefits Agreement (and any other Options or Awards granted in respect thereof in accordance with the Plan).

      SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

      (a) "Affiliate" shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or AT&T., as the case may be, or (ii) any entity in which the Company or AT&T, as the case may be, has a significant equity interest, as determined by the Committee.

      (b) "AT&T Controlled Group" shall mean AT&T's controlled group of corporations as defined in Section 1563 of the Code.

      (c) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, dividend equivalent, Other Stock Unit Award, or any other right, interest, or option relating to Shares or other property granted pursuant to the provisions of the Plan.
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      (d) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

      (e) "Board" shall mean the Board of Directors of the Company.

      (f) "Change in Control" shall mean the happening of any of the following events;

            (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding Shares (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,
(2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 2(e)(iii);

            (ii) A change in the composition of the Board as constituted immediately following the consummation of the Distribution (the "Post-Distribution Board Date") such that the individuals who, as of the Post-Distribution Board Date, constitute the Board (such Board shall be hereinafter revered to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Post-Distribution Board Date, whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened solicitation with respect to the election of directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

            (iii) The consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction"); excluding however, any Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities


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immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

            (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

            Notwithstanding the foregoing, the Distribution shall not be deemed a Change in Control.

      (g) "Change in Control Price" means, with respect to a Share, the higher of (A) the highest reported sales price, regular way, of such Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such Shares are listed or on the Nasdaq National Market during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per such Share paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be the Fair Market Value of such Share on the date such Incentive Stock Option or Stock Appreciation Right is exercised or deemed exercised pursuant to Section 11 (b). To the extent that the consideration paid in any such transaction described above


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consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

      (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      (i) "Committee" shall mean the Compensation Committee of the Board, or any successor to such committee, composed of no fewer than two directors each of whom is a Non-Employee Director and an "outside director" within the meaning of
Section 162(m) of the Code, or any successor provision thereto.

      (j) "Company" shall mean AT&T Wireless Services, Inc., a Delaware corporation.

      (k) "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

      (l) "Distribution" shall mean the split-off of AT&T Wireless Group from AT&T pursuant to that Separation and Distribution Agreement dated as of June [__], 2001 between the Company and AT&T.

      (m) "Employee" shall mean any employee of the Company or any of its Affiliates or of AT&T or any of its Affiliates. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate of the Company, even if he or she continues to be employed by such employer.

      (n) "Employee Benefits Agreement" shall mean that certain Employee Benefits Agreement between AT&T and the Company dated as of the 7th day of June, 2001, in connection with the Distribution.

      (0) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (p) "Fair Market Value" shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the committee.

      (q) "Incentive Stock Option" shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

      (r) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.


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      (s) "Nonstatutory Stock Option" shall mean an Option granted under Section
6 that is not intended to be an Incentive Stock Option.

      (t) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

      (u) "Other Stock Unit Award" shall mean any right granted to a Participant by the Committee pursuant to Section 10.

      (v) "Participant" shall mean an Employee or Non-Employee Director who is selected by the Committee to receive an Award under the Plan.

      (w) "Performance Award" shall mean any Award of performance shares or performance units pursuant to Section 9.

      (x) "Performance Period" shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

      (y) "Performance Share" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

      (z) "Performance Unit" shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

      (Aa) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

      (Bb) "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.


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      (Cc) "Restricted Stock Award" shall mean an award of Restricted Stock under Section 8 hereof.

      (Dd) "Shares" shall mean the shares of Common Stock of the Company, par value $0.01 per share (the "Shares").

      (Ee) "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

      (Ff) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 % or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      (Gg) "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

      (Hh) "AT&T Wireless Group" shall mean the businesses, assets and liabilities the financial performance and economic value of which are intended to be reflected by the AT&T Wireless Group common stock, par value $1.00 per share, of AT&T prior to the Distribution.

      SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, subject to Sections 1 and 4 and the terms of the Employee Benefit Agreement to: (a) select the Employees of the Company and its Affiliates and Non-Employee Directors of the Company to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder, (c) determine the number of Shares to be covered by each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted


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hereunder; (e) determine whether, to what extent and under what circumstances
Awards may be settled in cash, Shares or other property or canceled or suspended; (f) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award made under this Plan shall be deferred either automatically or at the election of the Participant; (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (i) make any other determination and take any other action that the Committee deems necessary or desirable far administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder, and any employee of the Company or any of its Affiliates or of AT&T or any of its Affiliates. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Non-Employee Director shall be approved and ratified by the Board. All Adjusted Options and Adjusted Awards shall have the terms and conditions described in the Employee Benefits Agreement.

      SECTION 4. SHARES SUBJECT TO THE PLAN.

      (a) Subject to adjustment as provided in Section 4(c), there are authorized for issuance under the Plan that number of shares of Common Stock equal to the number of shares of Common Stock issuable upon exercise of the Adjusted Options, the Converted Options and the Adjusted Awards; provided, that if any Shares subject to an Award held by a Transferred Individual (as that term is defined in the Employee Benefits Agreement) are forfeited or if any Award held by a Transferred Individual which is based on Shares is settled for cash, or expires or otherwise is terminated without issuance of such Shares, the Shares subject to such Award shall to the extent of such cash settlement, forfeiture or termination again be available for Awards under the Plan. In the event that any Option or other Award granted hereunder to a Transferred Individual is exercised through the tendering of Shares (either actually or by attestation) or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares or by the withholding of Shares by the Company, only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for issuance under the Plan. In addition, Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year.

      (b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise.

      (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or


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appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class, and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

      SECTION 5. ELIGIBILITY. Subject to Sections 1 and 4, any Employee or Non-Employee Director shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall only be awarded to Employees of the Company.

      SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

      (a) OPTION PRICE. Subject to the terms of the Employee Benefits Agreement, the purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(c), such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant for an Incentive Stock Option.

      (b) OPTION PERIOD. Subject to the terms of the Employee Benefits Agreement, the term of each Option shall be fixed by the Committee in its sole discretion; provided that if no term is fixed by the Committee, or if the Option is an Incentive Stock Option, the Option shall not be exercisable after the expiration of ten years from the date the Option is granted.

      (c) EXERCISABILITY. Subject to the terms of the Employee Benefits Agreement, options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant.

      (d) METHOD OF EXERCISE. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, delivery of Shares (either actually or by attestation) owned by the Participant for at least six months (or any shorter period sufficient to avoid a charge to the Company's earnings for financial reporting purposes) or delivery of other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of


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cash, such Shares and other consideration as the Committee may specify in the applicable Award Agreement.

      (e) INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Committee, and except as otherwise provided in Section 11, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or any Subsidiary) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options shall be granted only to Participants who are employees of the Company or a Subsidiary of the Company. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code or any successor provision, and any regulations promulgated thereunder. The aggregate number of Shares with respect to which Incentive Stock Options may be issued under the Plan shall not exceed eighty-six (86) million.

      (f) FORM OF SETTLEMENT. Subject to the terms of the Employee Benefits Agreement, in its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

      SECTION 7. STOCK APPRECIATION RIGHTS. Subject to the terms of the Employee Benefits Agreement, Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate; provided that no Stock Appreciation Right shall have a term that is longer then ten years.

      SECTION 8. RESTRICTED STOCK.


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      Subject to Sections 1 and 4 and the terms of the Employee Benefits
Agreement,

      (a) ISSUANCE. A Restricted Stock Award shall be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the "Restriction Period"). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

      (b) REGISTRATION. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

      (c) FORFEITURE. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment for any reason during the restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after expiration of the period of forfeiture, as determined or modified by the Committee.

      (d) MINIMUM VESTING CONDITION. The minimum Restriction Period applicable to any Restricted Stock Award that is not subject to performance conditions restricting transfer shall be three (3) years from the date of grant; provided, however, that a Restriction Period of less than three (3) years may be approved under the Plan for such Awards with respect to up to [] ([12]) million Shares.

      SECTION 9. PERFORMANCE AWARDS. Subject to Sections 1 and 4 and the terms of the Employee Benefits Agreement, Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in
Section 11, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.


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      SECTION 10. OTHER STOCK UNIT AWARDS.

      Subject to Sections 1 and 4 and the terms of the Employee Benefits Agreement,

      (a) STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

      (b) TERMS AND CONDITIONS. Subject to the provisions of the Plan and any applicable Award Agreement and the terms of the Employee Benefits Agreement, Awards and Shares subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses. Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded. Notwithstanding the foregoing, no additional terms and conditions shall be placed on Adjusted Options or Adjusted Awards without the consent of the Participant.

      SECTION 11. CHANGE IN CONTROL PROVISIONS.

      (a) IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

            (i) any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the origin grant;

            (ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;


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
            (iii) all Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and

            (iv) The restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations, or conditions and become fully vested and transferable to the full extent of the original grant.

      (b) CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), if the Committee shall determine at, or at anytime after, the time of grant, a Participant holding an Option or Stock Appreciation Right shall have the right, whether or not the Option or Stock Appreciation Right is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option or Stock Appreciation Right and by giving notices to the Company, to elect (within the Exercise Period) to surrender all or part of the Option or Stock Appreciation Right to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the Option or Stock Appreciation Right (the "Spread") multiplied by the number of Shares granted under the Option or Stock Appreciation Right as to which the right granted under this Section 11(b) shall have been exercised.

      SECTION 12. CODE SECTION 162(m) PROVISIONS.

      (a) Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

      (b) If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following; net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, or cost control, of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed or of AT&T or the Affiliate or division of AT&T for or within which the Participant is primarily employed. Such performance goals also may be based upon the achievement of specified levels of Company performance (or performance of an applicable

Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

      (c) Notwithstanding any provision of the Plan other than Section 11, with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

      (d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

      (e) Notwithstanding any provision of this Plan other than Section 4(c), no Participant may be granted Options or Stock Appreciation Rights, or Restricted Stock or Performance Awards subject to this Section 12 that are denominated in Shares, in any calendar year period with respect to more than three million (3,000,000) Shares, and the maximum dollar value payable with respect to Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares and granted to any Participant in any one calendar year is $10,000,000.

      SECTION 13. AMENDMENTS AND TERMINATION. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation, or termination shall be made without (a) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (b) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

      The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his or her consent.

      SECTION 14. GENERAL PROVISIONS.

      (a) Unless the Committee determines otherwise at the time the Award is granted or thereafter or unless previously provided for Adjusted Options or Adjusted Awards: (i) no

Award, and no Shares subject to Awards described in Section 10 that have not been issued or as to which any applicable restriction, performance, or deferral period has not lapsed, may be sold, assigned, transferred, pledged, or otherwise encumbered, except by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant; and (ii) each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

      (b) Except as provided in the Employee Benefits Agreement, the term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that the term of any Stock Option or any Stock Appreciation Right exceed a period often (10) years from the date of its grant.

      (c) Except as provided in the Employee Benefits Agreement, no Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

      (d) Subject to the terms and conditions of the Employee Benefits Agreement, the prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

      (e) Except as provided in Section 12, the Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. Except for adjustments to Adjusted Options and Adjusted Awards provided by the Employee Benefits Agreement, in the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

      (f) Except for Adjusted Options and Adjusted Awards, the Committee shall have full power and authority to determine whether, to what extent, and under what circumstances any Award shall be canceled or suspended. Except as provided in the Employee Benefits Agreement with respect to AT&T Employees or with respect to Adjusted Options or Adjusted Awards held by an AT&T Employee, in addition, all outstanding Awards to any

Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or after termination of such employment, establishes a relationship with a competitor of the Company or engages in activity that is in conflict with or adverse to the interest of the Company, as determined under the Company's Non-Competition Guideline.

      (g) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (h) No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

      (i) The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares ("dividend equivalents"), with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

      (j) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

      (k) To the extent permitted by Delaware law, the Committee may delegate to one or more Senior Managers or a committee of Senior Managers, subject to Sections 1 and 4 and the terms of the Employee Benefits Agreement, the right to grant Awards to Employees who are not officers or directors of the Company and, except for Adjusted Options and Adjusted Awards which did not provide for this right previously, to cancel or suspend Awards to Employees who are not officers or directors of the Company.

      (l) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (up to the employer's minimum required tax withholding rate to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employer's minimum required tax withholding rate) otherwise deliverable in connection with the Award.

      (m) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

      (n) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Washington and applicable federal law.

      (o) If any provision of the Plan is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder Plan shall remain in full force and effect.

      (p) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

      SECTION 15. EFFECTIVE DATE OF PLAN. The Plan shall be effective as of June [__], 2001.

      SECTION 16. TERM OF PLAN. No Award shall be granted pursuant to the Plan after June [__], 2003, but any Award theretofore granted may extend beyond that date.